UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) As more fully described in Item 8.01 of this Current Report on Form 8-K, on February 7, 2013, Cybex International, Inc. (“Cybex” or the “Company”) completed its previously announced “going private” merger transaction. As a result, the Company’s shares of common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s shares will be delisted from trading on the NASDAQ Global Market, and the shares will no longer trade on any market.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) A Special Meeting of the Cybex shareholders was held on February 6, 2013. A total of 17,912,025 shares of the Company’s common stock were outstanding and a total of 17,172,300 shares were entitled to vote as of the record date for the Special Meeting, of which 14,414,667 shares were present in person or by proxy. At the Special Meeting, the shareholders were asked to vote on a merger transaction proposal. Below is a summary of the final voting results of that proposal.

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger dated October 17, 2012 (the “Merger Agreement”) by and among Cybex International, Inc., a New York corporation, UM Holdings, Ltd., a New Jersey corporation, and CYB Merger Corp., a New York corporation and a wholly-owned subsidiary of UM Holdings, Ltd., as it may hereafter be amended from time to time.

FOR	%	AGAINST	%	ABSTAIN	%	BROKER NON-VOTE	%
14,135,038	82.3	261,269	1.5	15,285	0.1	3,075	0.0

There were no other matters voted upon by the shareholders at the Special Meeting.

Item 8.01.	Other Events.

On February 7, 2013, Cybex completed its previously announced “going private” merger transaction. Under the terms of the merger, each outstanding share of common stock of Cybex, other than shares owned by its largest shareholder, UM Holdings, Ltd. (“UM”), and UM’s subsidiaries and shareholders, which include John Aglialoro, Cybex’s Chairman and CEO, and Joan Carter, a director of the Company, have been converted into the right to receive $2.55 per share payable in cash. The merger transaction was approved by the affirmative vote of more than two-thirds of all outstanding shares and by more than a majority of all outstanding shares held by the public shareholders. Financing associated with the merger transaction has been obtained and the merger was consummated on February 7, 2013.

The Company’s shares of common stock will be deregistered under the Exchange Act, the Company will no longer be subject to the reporting requirements of the Exchange Act, the shares will be delisted from trading on the NASDAQ Global Market, and the shares will no longer trade on any market.

Cybex will forward to its shareholders a letter of transmittal with instructions on how to send share certificates to the paying agent in order to receive the merger consideration of $2.55 per share. The letter of transmittal must be used to exchange shares of common stock for the merger consideration. No shareholder should send any share certificates until the shareholder has received the letter of transmittal and instructions from Registrar and Transfer Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2013

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer